Exhibit 99.3



                                   November 21, 1995



To the Board of Directors and Owners
  of Carmel Marina Corporation and Affiliates
Castroville, California

                  INDEPENDENT AUDITORS' REPORT

We have audited the accompanying combined balance sheet of Carmel Marina Corporation and Affiliates as of December 31, 1994 and the related combined statements of operations and owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Carmel Marina Corporation and Affiliates as of December 31, 1994, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Notes 1 and 11 to the financial statements, the combined financial statements include certain companies and affiliated entities and properties, all of which have common ownership. In 1993 the reporting entity included only the accounts of Carmel Marina Corporation and Pacific Valley Disposal
Corporation

                                   HANSON ROTTER GREEN
                                   CERTIFIED PUBLIC ACCOUNTANTS




                                   May 20, 1994



To the Board of Directors and Stockholders
  of Carmel Marina Corporation and Affiliate
Castroville, California

                  INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Carmel Marina Corporation and Affiliate as of December 31, 1993 and the related statements of operations and stockholders' equities, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carmel Marina Corporation and Affiliate as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements present the combined financial position and results of operations for Carmel Marina Corporation and Pacific Valley Disposal Corporation which are commonly owned and controlled. In the past separate audited financial statements were presented for each company.

                                   HANSON ROTTER GREEN
                                   CERTIFIED PUBLIC ACCOUNTANTS